Exhibit 1.1
DUPLICATE Number: BC0842074 CERTIFICATE OF AMALGAMATION BUSINESS CORPORATIONS ACT I Hereby Certify that BOWES PUBLISHERS LIMITED, incorporation number BC0682635, and SUN MEDIA (TORONTO) CORPORATION, incorporation number C0658494, and SUN MEDIA CORPORATION/CORPORATION SUN MEDIA, incorporation number C0630300 were amalgamated as one company under the name SUN MEDIA CORPORATION/CORPORATION SUN MEDIA on December 27, 2008 at 08:00 PM Pacific Time. Issued under my hand at Victoria, British Columbia On December 27, 2008 RON TOWNSHEND Registrar of Companies Province of British Columbia Canada

Date and Time: December 28, 2008 01:18 PM Pacific Time Mailing Address: Location: Ministry PO BOX 9431 Stn Prov Govt. 2nd Floor — 940 Blanshard St. of Finance Victoria BC V8W 9V3 Victoria BC BC Registry Services www.corporateonline.gov.bc.ca 250 356-8626 Vertical Short Form Amalgamation Application FORM 14 BUSINESS CORPORATIONS ACT Section 275 FILING DETAILS: Amalgamation Application for: SUN MEDIA CORPORATION/CORPORATION SUN MEDIA Incorporation Number: BC0842074 Filed Date and Time: December 19, 2008 04:23 PM Pacific Time Recognition Date and Time: December 27, 2008 08:00 PM Pacific Time as a result of an Amalgamation. AMALGAMATION APPLICATION The amalgamated company will adopt as its Notice of Articles, the Notice of Articles of the amalgamating holding corporation, SUN MEDIA CORPORATION/CORPORATION SUN MEDIA, Incorporation No. C0630300. AMALGAMATION EFFECTIVE DATE: Specified Date and Time of Amalgamation: December 27, 2008 08:00 PM Pacific Time AMALGAMATING CORPORATION(S) INFORMATION Name of Amalgamating Corporation(s) Incorporation Number in BC BOWES PUBLISHERS LIMITED BC0682635 SUN MEDIA (TORONTO) CORPORATION C0658494 SUN MEDIA CORPORATION/CORPORATION SUN C0630300 MEDIA BC0842074 Page: 1 of 2

AMALGAMATION STATEMENT This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office. BC0842074 Page: 2 of 2

Date and Time: December 28, 2008 01:18 PM Pacific Time Mailing Address: Location: Ministry PO BOX 9431 Stn Prov Govt. 2nd Floor — 940 Blanshard St. of Finance Victoria BC V8W 9V3 Victoria BC BC Registry Services www.corporateonline.gov.bc.ca 250 356-8626 Notice of Articles BUSINESS CORPORATIONS ACT This Notice of Articles was issued by the Registrar on: December 27, 2008 08:00 PM Pacific Time Incorporation Number: BC0842074 Recognition Date and Time: December 27, 2008 08:00 PM Pacific Time as a result of an Amalgamation NOTICE OF ARTICLES Name of Company: SUN MEDIA CORPORATION/CORPORATION SUN MEDIA REGISTERED OFFICE INFORMATION Mailing Address: Delivery Address: 2200-1055 WEST HASTINGS ST. 2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 VANCOUVER BC V6E 2E9 CANADA CANADA RECORDS OFFICE INFORMATION Mailing Address: Delivery Address: 2200-1055 WEST HASTINGS ST. 2200-1055 WEST HASTINGS ST. VANCOUVER BC V6E 2E9 VANCOUVER BC V6E 2E9 CANADA CANADA BC0842074 Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: LA COUTURE, JEAN Mailing Address: Delivery Address: 612 ST-JACQUES STREET 612 ST-JACQUES STREET 18TH FLOOR 18TH FLOOR MONTREAL QC H3C 4M8 MONTREAL QC H3C 4M8 CANADA CANADA Last Name, First Name, Middle Name: Lavigne, A. Michel Mailing Address: Delivery Address: 612 ST-JACQUES STREET 612 ST-JACQUES STREET 18TH FLOOR 18TH FLOOR MONTREAL QC H3C 4M8 MONTREAL QC H3C 4M8 CANADA CANADA Last Name, First Name, Middle Name: Peladeau, Pierre Karl Mailing Address: Delivery Address: 612 ST-JACQUES STREET 612 ST-JACQUES STREET 18TH FLOOR 18TH FLOOR MONTREAL QC H3C 4M8 MONTREAL QC H3C 4M8 CANADA CANADA Last Name, First Name, Middle Name: Gouin, Serge Mailing Address: Delivery Address: 612 ST-JACQUES STREET 612 ST-JACQUES STREET 18TH FLOOR 18TH FLOOR MONTREAL QC H3C 4M8 MONTREAL QC H3C 4M8 CANADA CANADA Last Name, First Name, Middle Name: Delisle, Andre Mailing Address: Delivery Address: 612 ST-JACQUES STREET 612 ST-JACQUES STREET 18TH FLOOR 18TH FLOOR MONTREAL QC H3C 4M8 MONTREAL QC H3C 4M8 CANADA CANADA RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: September 25, 2006 BC0842074 Page: 2 of 3
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AUTHORIZED SHARE STRUCTURE 1. 10,000,000,000 Class A Common Shares Without Par Value With Special Rights or Restrictions attached 2. 10,000,000,000 Class B Preferred Shares Without Par Value With Special Rights or Restrictions attached 3. 10,000,000,000 Class C Preferred Shares Without Par Value With Special Rights or Restrictions attached 1. 100 Class C Preferred Shares Series 1 Special Rights or Restrictions are attached BC0842074 Page: 3 of 3
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ARTICLES
OF
SUN MEDIA CORPORATION
CONTINUATION NUMBER: BC 0842074

SUN MEDIA CORPORATION
CONTINUATION NUMBER : BC 0842074
PART 1 — INTERPRETATION
1.1	In these Articles, unless the context otherwise requires;
(a)	“directors” means the director or directors of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act of the Province of British Columbia from time to time in force and all amendments thereto and all Regulations and amendments thereto made pursuant to that Act;

(c)	“register” means the central securities register to be kept pursuant to the Business Corporations Act;

(d)	“registered address” of a shareholder means his address as recorded in the register;

(e)	“prescribed address” of a director means his address as recorded in the Company’s register of directors to be kept at the records office of the Company pursuant to the Business Corporations Act.
1.2	Words importing the singular include the plural and vice versa, and words importing a male person include a female person and a corporation.

1.3	The definitions in the Business Corporations Act in force and as amended from time to time shall, with necessary changes and so far as applicable, apply to these Articles.

1.4	The regulations contained in Table 1 in the Regulations made pursuant to the Business Corporations Act shall not apply to the Company.
PART 2 — ISSUE OF SHARES
2.1	Subject to the Business Corporations Act and to these Articles, the issue of shares of the Company shall be under the control of the directors who may, subject to the rights of holders of shares of the Company for the time being outstanding, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet issued at such times and to such persons, including directors, and in such manner and upon such terms and conditions and at such price or for such consideration as the directors in their absolute discretion may determine.

2.2	The directors of the Company need not, before allotting any shares, first offer those shares pro rata to the shareholders or, where there are classes of shares, first offer the shares to be allotted pro rata to the shareholders holding shares of the class proposed to be allotted.
2.3	When the Company is authorized to issue shares without par value, the directors are authorized to determine the price or consideration for which such shares shall be allotted or issued, and notwithstanding that the price or consideration for a share may be other than cash, the price or consideration for a share shall, at the time when the share is allotted, be expressed in terms of money and so recorded in the proceedings of the directors of the Company.

2.4	Subject to the provisions and restrictions contained in the Business Corporations Act applicable to the shares without par value or otherwise, the Company may pay a commission or allow a discount in an amount not exceeding 25 % of the amount of the subscription price to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally for shares. The Company may pay such brokerage as may be lawful.
PART 3 — SHARE CERTIFICATES
3.1	Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the requirements of the Business Corporations Act.

3.2	If any share certificate is worn out or defaced, then upon production of that certificate to the directors or the transfer agent of the Company, the directors or that transfer agent may declare the same to be cancelled and cause it to be so marked and may issue a new certificate in place of the certificate cancelled. If any share certificate is lost or destroyed, then, upon proof of the loss or destruction to the satisfaction of the directors, and upon giving such indemnity as the directors deem adequate, a new certificate shall be issued to the party entitled to it. In any such case where a new share certificate is issued, the fee prescribed in Part 18 of these Articles must be paid if requested.

3.3	A share certificate registered in the names of two or more persons shall be delivered to the person first named on the register.
PART 4 — TRANSFER OF SHARES, GENERAL
4.1	Subject to the restrictions, if any, set forth in these Articles, any shareholder may transfer his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the certificate of the share being transferred, or in any other form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of shares.

4.2	Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at an authorized office of its transfer agent for registration, together with the certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer which are registered shall be retained by the Company or its transfer agent, but any instrument of transfer where the transfer is not registered shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.
4.3	The signature of the registered owner of any shares, or of his duly authorized attorney, upon the form of transfer constitutes an authority to the Company to register the shares specified in the form of transfer in the name of the person named in that form as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the form of transfer with the Company or its agents. The Company or its transfer agent may require proof or guarantee of the signature of any transferor.

4.4	Neither the Company nor any director, officer or agent is bound to enquire into the title of the transferee of shares to be transferred, nor is any such person liable to the registered or any intermediate owner of the shares for registering the transfer.

4.5	The Company may keep its register either at its records office or at any other location in British Columbia designated by the directors, and may maintain branch registers at any locations inside or outside British Columbia designated by the directors.
PART 5 — TRANSMISSION OF SHARES
5.1	In the case of the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any personal representative or trustee in bankruptcy the directors may require him to produce and deposit the documents required by the Business Corporations Act.
PART 6 — BORROWING AND CAPITAL
6.1	Subject to any restriction which may from time to time be included in the memorandum of the Company or these Articles or contained in the Business Corporations Act or the terms, rights or restrictions of any shares or securities of the Company outstanding, the directors may at their discretion authorize the Company to borrow any sum of money and may raise or secure the repayment of such sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or by granting any other security on the undertaking, or the whole or any part of the property, of the Company, both present and future.

6.2	The directors may make any debentures, bonds or other debt obligations issued by the Company, by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires the same by assignment, purchase, or otherwise, howsoever.

6.3	The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, entitlement to interest or share of income, allotment of, or conversion into, or exchange for shares, attendance at general meetings of the Company, and otherwise as the directors may determine at or before the time of issue, but no debenture shall be issued which the Company has not the power to reissue until the shareholders by resolution determine such debenture shall be cancelled unless such debenture expressly provides by its terms that it shall not be reissued.

6.4	The Company by ordinary resolution of the shareholders and insofar as the Business Corporations Act shall permit, may alter its memorandum to increase its authorized share structure by:
(a)	creating shares with par value, or shares without par value, or both;

(b)	increasing the number of shares with par value, or shares without par value, or both;

(c)	increasing the par value of a class of shares with par value, if no shares of that class are issued; or

(d)	creating shares of different classes with special rights or restrictions.
6.5	The Company may, by resolution of the directors and subject to the provisions of the Business Corporations Act and the specific provisions of any special rights or restrictions attached to any class or classes of its shares, purchase or otherwise acquire any of its shares if, at the time of the proposed purchase or acquisition the Company is not insolvent or likely to be rendered insolvent by such purchase or acquisition. The Company need not make its offer to purchase shares pro rata to every shareholder who holds shares of the class or series of shares to be purchased.

6.6	Where the Company proposes to redeem some, but not all, of its shares of a particular class or kind, the directors shall have absolute discretion to determine in such manner as they deem proper which shares shall be redeemed, and, without limiting the generality of the foregoing, may redeem shares which have been purchased by the Company in priority to shares which are held by shareholders.

6.7	The banking business of the Company, or any part thereof, shall be transacted with such bank, trust company or other firm or body corporate as the board may designate, appoint or authorize from time to time and all such banking business, or part thereof, shall be transacted on the Company’s behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.
PART 7 — MEETINGS
7.1	Meetings of the Company shall be held at such time and place, in accordance with the Business Corporations Act, as the directors appoint, and, unless otherwise specifically provided, the provisions of these Articles relating to meetings shall apply with necessary changes to a meeting of shareholders holding a particular class of shares.

7.2	Every meeting, other than an annual general meeting or a class meeting, shall be called an extraordinary general meeting.

7.3	The directors may, whenever they think fit, convene an extraordinary general meeting.

7.4	Notice of a meeting shall be given not less than 10 days and not more than 50 days prior to the date of the meeting and shall specify the place, the day and the hour of meeting, and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any of the shareholders entitled to receive notice, shall not invalidate any proceedings at that meeting.

7.5	If any special business includes presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at an office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified business day or days prior to the date of the meeting, and at the meeting.

7.6	Meetings of shareholders shall be held at the registered office of the Company or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all shareholders entitled to vote at the meeting agree, at some place outside Canada, and a shareholder who attends a meeting outside Canada is deemed to have so agreed except when he attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.
PART 8 — PROCEEDINGS AT GENERAL MEETINGS
8.1	The following business at a general meeting shall be deemed to be special business:
(a)	All business at an extraordinary general meeting;

(b)	All business that is transacted at an annual general meeting, with the exception of the consideration of the financial statements and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles or in accordance with the Business Corporations Act, ought to be transacted at an annual general meeting or is business which is brought under consideration by the report of the directors issued with the notice convening the meeting;
and no special business shall be conducted at any meeting unless notice of that business has been given to the shareholders in accordance with these Articles or shareholders holding at least 75 % of the shares entitled to be voted at that meeting are present and consent to the conduct of such business.

8.2	No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any meeting at any time when a quorum is not present. A quorum shall be two persons holding or representing by proxy not less than one-half of the outstanding shares of the Company which are entitled to be voted at the meeting, unless the Company has only one shareholder, in which case the quorum shall be that shareholder who may conduct the business of the Company by proceedings recorded in writing and signed by him. If at any time during a meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

8.3	If within 30 minutes from the time appointed for a meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be terminated. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholder or shareholders present shall be a quorum.

8.4	Subject to Article 8.5, the chairman of the directors, if there is one, failing whom the president of the Company, failing whom one of the directors present chosen by the directors from among their number, shall preside as chairman of every meeting.

8.5	If at any general meeting there is no chairman or president or director present within 15 minutes after the time appointed for holding the meeting, or if the chairman or president and all the directors present are unwilling to act as chairman, the shareholders present shall choose someone of their number to be chairman.

8.6	The chairman of a meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

8.7	No resolution proposed at a meeting need be seconded, and the chairman of any meeting is entitled to move or propose a resolution.

8.8	In case of an equality of votes either on a show of hands or on a poll, the chairman shall have a casting or second vote in addition to the vote or votes to which he may be entitled as a shareholder, which vote or votes he is entitled to cast without vacating the chair.

8.9	In the case of any dispute as to the admission or rejection of a proxy or a vote, the chairman shall determine the same and his determination, made in good faith, is final and conclusive.

8.10	A shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.11	Subject to these Articles, if a poll is duly demanded it shall be taken in such manner as the chairman directs within seven days of the demand for the same. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn at any time before it has been taken.

8.12	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

8.13	The demand for a poll shall not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded or questions which depend or bear upon that question.

8.14	Subject always to any contrary or specific provision of the Business Corporations Act, a resolution that has been submitted to all of the shareholders who would have been entitled to vote thereon in person or by proxy at a meeting and that has been consented to in writing by such shareholders holding not less than 75% of the shares of the Company shall be deemed to be an ordinary resolution passed at a meeting.

8.15	Subject always to any contrary or specific provision of the Business Corporations Act, a resolution consented to in writing by every shareholder of the Company who would have been entitled to vote thereon in person or by proxy at a meeting shall be deemed to be a special resolution passed at a meeting.

8.16	Subject always to the provisions of the Business Corporations Act, where all the shareholders entitled to attend and vote at the annual general meeting of the Company consent in writing to all the business required to be transacted at the meeting, it is not necessary for the Company to hold that annual general meeting.
PART 9 — VOTES OF SHAREHOLDERS
9.1	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder present in person or by proxy has one vote, and on a poll every such shareholder present in person or by proxy has one vote for each share he holds on the record date except that no shareholder which is a corporation which is a subsidiary of the Company shall be entitled to vote its shares of the Company, and the Company itself shall not vote in respect of any share of the Company that it has redeemed purchased, or otherwise acquired.

9.2	Any person who is not registered as a shareholder but who is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a shareholder, but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, if so required by any director he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

9.3	Where there are joint shareholders registered in respect of any share, any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased shareholder in whose sole name any share stands shall, for the purposes of this Article, be deemed joint shareholders.

9.4	Subject to the provisions of the Business Corporations Act, a corporation which is a shareholder and is not a subsidiary of the Company may vote by up to two duly authorized representatives, who are entitled to speak and vote, either in person or by proxy, and in all other respects exercise the rights of a shareholder and those representatives shall be reckoned as a shareholder for all purposes in connection with any meeting of the Company.

9.5	A shareholder for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and that committee may appoint a proxyholder.

9.6	Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at a place specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting at which the proxyholder proposes to vote, or, if no such place is specified, then it shall be deposited with the chairman of the meeting prior to the commencement of the meeting.

9.7	A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or incapability of the shareholder, or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, if, but only if, no prior notice in writing of the death, incapability, revocation or transfer has been received at the registered office of the Company or by the chairmen of the meeting or adjourned meeting before the vote is given.

9.8	An instrument appointing a proxyholder, whether for a specified meeting or otherwise, shall be, subject to the requirements of the Business Corporations Act, in the form approved by the directors.

9.9	A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing, under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, either under its seal or under the hand of an officer or attorney duly authorized.

9.10	Any person may act as a proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder.

9.11	The directors may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, as a record for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given, not less than 14 days before such record date, by newspaper advertisement in the place where the registered office of the Company is situate. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at 5:00 p.m. on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.
PART 10 — DIRECTORS
10.1	The directors named in the transition application at the coming into force of these Articles, shall be the directors of the Company unless and until such person:
(a)	dies;

(b)	resigns in writing;

(c)	is no longer qualified in accordance with these Articles or the Business Corporations Act; or

(d)	is removed from office by ordinary resolution of the shareholders.
10.2	The management of the business of the Company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company may exercise and do which are not by these Articles or by the Business Corporations Act or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these Articles and to any rules, not being inconsistent with these Articles which are made from time to time by the Company in general meeting, provided that no rule made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

10.3	The number of directors shall be at least one as long as the Company is not a public company, and shall be at least three whenever the Company is a public company, and no more than 25. Subject to the foregoing, the number of directors may be determined from time to time by resolution of the shareholders, and provided that the number of directors holding office shall not fall below the minimum numbers above mentioned, the number of directors shall be automatically reduced upon the death, resignation, removal or disqualification of any director and automatically increased upon the appointment of any additional director or directors in accordance with these Articles.

10.4	If a casual vacancy should occur in the board, the remaining directors if constituting a quorum may appoint a qualified person to fill the vacancy for the remainder of the term. Where a vacancy or vacancies exist on the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

10.5	If the Company removes any director by ordinary resolution, it may by ordinary resolution, appoint another person in his stead.

10.6	Any person not being a shareholder of the Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent as if he were a shareholder of the Company.

10.7	Subject to the provisions of any ordinary resolution, the remuneration of the directors as such may from time to time be determined by the directors themselves, and such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company, and if any director shall perform any professional or other services for the Company that are outside the ordinary duties of a director, or shall otherwise be specifically occupied in or about the Company’s business, he may be paid a special remuneration to be fixed by the directors in addition to any other remuneration that he may be entitled to receive and the same shall be charged as part of the ordinary working expenses. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any person who has held any office of employment with the Company or to his spouse or dependants and may make contributions under any plan or to any fund and pay premiums for the purchase or provision of any such gratuity, benefit, pension or allowance.

10.8	The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion, not exceeding those vested in or exercisable by the directors under these Articles, and for such period, and subject to such conditions, as they may think fit.

10.9	A director may hold any office or place of profit under the Company other than auditor, for such period, and on such terms as to remuneration or otherwise, as the directors may determine. Subject to compliance with the Business Corporations Act, no director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise.

10.10	Any director may act by himself or his firm in any professional capacity for the Company except as auditor, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

10.11	At each annual general meeting of the Company all the directors shall retire from office, but are eligible for re-election and the shareholders shall by ordinary resolution elect a board of directors consisting of the number of directors so retiring or determined by resolution or recommendation of the directors. If in any calendar year the Company does not hold an annual general meeting the directors then in office shall be deemed to have been elected as directors on the last day on which the meeting should have been held pursuant to the Business Corporations Act, and the directors so elected may hold office until other directors are appointed or elected or until the day on which the next annual general meeting is held.
PART 11 — INDEMNIFICATION
11.1	The Company may indemnify any director, officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any current, threatened, pending or completed action or proceeding and whether civil, criminal or administrative, by reason of the fact that he is or was

(a)	a director, officer, employee or agent of
(i)	the Company or

(ii)	another corporation, at a time when the corporation is or was an affiliate of the Company, or at the request of the Company, or
(b)	at the request of the Company, is or was a director, officer, employee or agent of a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the Company or corporation or other legal entity or enterprise as aforesaid, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any proceeding other than a civil proceeding, he had reasonable ground for believing that his conduct was lawful; provided that no such indemnification shall be made if prohibited by the Business Corporations Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company or corporation or other legal entity, as the case may be, and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any proceeding that is not a civil proceeding, did not have reasonable grounds to believe that his conduct was lawful.
11.2	The Company may indemnify any person in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as a director, officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful act or default or fraud by such person, in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

11.3	The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Article, or any valid and lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Article, the indemnification authorized by this Article shall be applicable only to the extent that any such indemnification shall not duplicate any indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

11.4	The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation or other legal entity controlled by it.

11.5	Subject to the Business Corporations Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

11.6	The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.
PART 12 — PROCEEDINGS OF DIRECTORS.
12.1	Notice of the time and place of each meeting of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. A notice of meeting of directors need not specify the purpose of or business to be transacted at the meeting except where the Business Corporations Act requires such purpose or business to be specified. The directors, when there is more than one, may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they see fit.

12.2	The quorum shall be a majority of the directors then in office, and when an even number of directors are holding office, shall be one more than half of their number.

12.3	The directors shall elect one of their number to be chairman of the board of directors, but if the directors do not so elect a chairman or if at any meeting a chairman elected by the directors is not present within 30 minutes after the time appointed for holding the meeting, the directors present may choose someone of their number to be chairman at that meeting.

12.4	Any director may waive notice of any meeting of directors. Accidental omission to give notice of a meeting of directors to, or non-receipt of notice by, any director, shall not invalidate the proceedings of any meeting of the directors.

12.5	Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting following the meeting of shareholders at which such board is elected. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

12.6	The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise all or any of the authorities, powers and discretion for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or authorized by resolution consented to in writing signed by all the directors in accordance with the Business Corporations Act.

12.7	The directors may delegate any, but not all, of their powers to committees consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the first meeting of the directors held after it has been done.

12.8	A committee of more than one director may elect a chairman of its meetings and if no chairman is elected, or if at any meeting the chairman is not present within 30 minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

12.9	The member or members of a committee may govern their procedure as they think proper, subject to any rules imposed by the directors. Each committee shall have the power to fix its quorum at not less than a majority of its members. Questions arising shall be determined by the member, if there be only one, or by a majority of votes of the members present, but in case of an equality of votes the chairman of a committee shall not have a second or casting vote.

12.10	Any director of the Company may file at the registered office of the Company by letter or facsimile a waiver of notice of any meeting of the directors and may, at any time and by one of the means mentioned aforesaid, withdraw the waiver, but until the waiver is withdrawn, no notice of meetings of directors need be sent to that director, and any and all meetings of the directors of the Company held after receipt of such waiver and held prior to its withdrawal shall, provided a quorum of the directors is present, be valid and effective without notice of such meeting given to that director.

12.11	Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote.

12.12	No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting is entitled to move or propose and vote upon a resolution of the directors.

12.13	All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a director.
PART 13 — OFFICERS
13.1	The Company shall have a president whom the directors shall appoint. The board may from time to time appoint such other officers as the board may determine.

13.2	All appointments of officers shall be made at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors think fit, and every appointment of an officer by the directors shall be in force until revoked by the directors or until the death or resignation in writing of the officer unless otherwise provided in the resolution of appointment.

13.3	Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.
PART 14 — EXECUTION OF INSTRUMENTS
14.1	Any officer or any director may sign certificates and similar instruments (other than share certificates) on the Company’s behalf with respect to any factual matters relating to the Company’s business affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Company. Subject to the foregoing, deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Company by two persons, one of whom holds the office of Chairman of the Board, President, Managing Director, Vice-President or director and the other of whom holds one of the said offices or the office of Secretary, Treasurer, Assistant Secretary or Assistant Treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

14.2	The directors may, but shall not be required to, provide a common seal for the Company. They shall have power from time to time to destroy the same or substitute a new seal in place of the seal destroyed or to cause the affairs of the Company to be conducted without a common seal. In the event a seal is provided, then unless otherwise provided by the directors, the same may be affixed to any document by the signing officers designated in Article 14.1.

14.3	The signature of any officer of the Company may be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and, subject to the Business Corporations Act, any instrument on which the signature of any such person is so reproduced, shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term “instrument” as used in this Article shall include all paper and electronic writings.
PART 15 — DIVIDENDS
15.1	The directors may declare dividends and fix the date of record therefore and the date for payment thereof, provided that the record date may precede the payment date by not more than 60 days and notice of such record date is given not less than 14 days before such record date by advertisement in a newspaper published or distributed in the place where the Company has its registered office. If no record date is fixed then the record date shall be 5:00 p.m. on the day on which the resolution relating to such dividend is passed by the board.

15.2	Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

15.3	No dividend shall bear interest against the Company. A transfer of a share shall not pass the right to any dividend thereon before the registration of the transfer in the register.

15.4	A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a shareholder upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

15.5	Any dividend or other moneys payable in cash in respect of a share may be paid by cheque sent through the post to the shareholder in a prepaid letter, envelope or wrapper addressed to the shareholder at his registered address, or in the case of joint shareholders, to the registered address of the joint shareholder who is the first named on the register, or to such person and to such address as the shareholder or joint shareholders, as the case may be, in writing direct. Any one of two or more joint shareholders may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

15.6	No notice of the declaration of a dividend need be given to any shareholder.

15.7	The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending that application may, at the like discretion, either be employed in the business of the Company or be invested in such investments, as the directors may from time to time think fit, including shares of the Company purchased or acquired in accordance with these Articles.

15.8	The directors may capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

15.9	Should any dividend result in any shareholder being entitled to a fractional share, the directors shall have the right to pay such shareholders the cash equivalent of such fractional part, and shall have the further right to carry out such distribution and to adjust the rights of the shareholders with respect thereto on as practical and equitable a basis as possible.

15.10	Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company.
PART 16 — ACCOUNTS
16.1	The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and conditions of the Company and to comply with the provisions of the Business Corporations Act and all statutes applicable to the Company.

16.2	The fiscal period of the Company shall terminate on such day in each year as the Board of Directors may from time to time, by resolution, determine.
PART 17 — NOTICES
17.1	A notice may be given to any shareholder or director, either by personal service or by sending it by post to him in a letter, envelope or wrapper or by facsimile addressed to the shareholder at his registered address or to the director at his prescribed address, or in any manner approved by the directors and not prohibited by the Business Corporations Act.

17.2	A notice may be given by the Company to joint shareholders in respect of a share registered in their names by giving the notice to the joint shareholder first named in the register in respect of that share.

17.3	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

17.4	Any notice or document sent by post to, or left at, the registered address of any shareholder, shall, notwithstanding that shareholder is then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased shareholder, until some other person is registered in his stead as the shareholder or joint shareholder in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

17.5	Any notice sent by post shall be deemed to have been served on the day following that on which the letter, envelope or wrapper containing the same is posted exclusive of any day upon which the mail is not regularly delivered or handled in either the place of posting or the place of delivery, and in proving service it is sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian government post office, postage prepaid, subject always to it being proved by the person to whom the notice was addressed that the mail was not regularly delivered or handled as aforesaid on or between the day of posting and the day of delivery.

17.6	Notice of every general meeting shall be given in the manner hereinbefore authorized to:
(a)	every shareholder holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of personal service or mailing;

(b)	every person upon whom the ownership of a share has devolved by reason of his being a legal personal representative or a trustee in bankruptcy of a shareholder where the shareholder, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

(c)	every director of the Company; and

(d)	the auditor of the Company.
Subject to any provisions in any instrument of the Company or in the special rights or restrictions attached to any shares, no other person is entitled to receive notice of general meetings.
PART 18 — FEES
18.1	The Company may charge the following fee to issue a new certificate in exchange for an existing certificate or a defaced or worn out certificate or to replace a lost or destroyed certificate:

Per new certificate: $ 1.00
PART 19 — TRANSFER OF SHARES. RESTRICTIONS
19.1	A share or shares in the Company may be transferred by an instrument of transfer and in accordance with these Articles by any shareholder, or the personal representative of any deceased shareholder or the trustee in bankruptcy of any bankrupt shareholder or by the liquidator of any shareholder which is a corporation, only with the approval of a resolution of the directors.

19.2	Notwithstanding anything otherwise provided in these Articles, the directors may, in their absolute discretion, refuse to allow and decline to register any transfer of shares to any person, even if the foregoing conditions and other provisions of these Articles are complied with, and the directors shall not be bound or required to disclose their reasons for any such refusal to anyone.

19.3	The number of shareholders of the Company shall be limited to 50, not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company were, while in that employment and have continued after the termination of that employment to be, shareholders of the Company.

PART 20 — SPECIAL RIGHTS AND RESTRICTIONS
Class A Common Shares
20.1	The holders of the Class A Common Shares shall be entitled to one vote for each such share so held at all meetings of shareholders.

20.2	Subject to the rights of the holders of the Class B Preferred Shares and any Class C Preferred Shares established by series, the directors shall be at liberty in their absolute discretion to declare dividends on any one or more class or classes of the Class A Common Shares, the Class B Preferred Shares or the Class C Preferred Shares to the exclusion of the others.

20.3	Subject to the rights of the holders of the Class B Preferred Shares and any Class C Preferred Shares established by series, in the event of the liquidation, dissolution or wind-up of the Company, whether voluntary or involuntary, the holders of the Class A Common Shares shall be entitled to participate on a pro rata basis in the distribution of the remaining assets of the Company.
Class B Preferred Shares
20.4	Subject to the rights of the Class C Preferred Shares, the holders of Class B Preferred Shares shall be entitled to receive a preferred non-cumulative dividend the rate of which shall be determined from time to time by the board of directors of the Company, such dividend to be payable at such time and in such manner as shall be determined by the board.

20.5	Subject to the rights of the Class C Preferred Shares, in the event of winding-up or liquidation or any other distribution of the assets of the Company, the Class B Preferred Shares shall rank prior to all other shares of the Company as to the payment of the paid-up share capital and any dividends attributable thereto. The Class B Preferred Shares shall not otherwise share in the profits and surplus assets of the Company.

20.6	Subject to the terms of the Business Corporations Act, the holders of Class B Preferred Shares shall not, as such, be entitled to receive notice of, or attend or vote at, any meeting of shareholders of the Company.

20.7	Subject to the Business Corporations Act, the Class B Preferred Shares shall be redeemable at the option of the Company, upon a 30-day notice in writing, at a price that shall include the amount paid plus any declared and unpaid dividends. Where only part of the shares are redeemed, such redemption shall be made on a pro rata basis of the shares held by all shareholders, without taking fractional shares into consideration.

20.8	Subject to the Business Corporations Act, the Company shall have the right, where it deems appropriate to do so and without notice, to purchase by mutual agreement all or part of the then issued Class B Preferred Shares, at the best possible price. Where only part of the shares are purchased, such purchase shall be made on a pro rata basis as set forth here above or in any other manner as may be agreed upon unanimously by the holders of the outstanding Class B Preferred Shares.

20.9	On the date of purchase, the Class B Preferred Shares thus redeemed or purchased shall be cancelled.
Class C Preferred Shares
20.10	Class C Preferred Shares may be issued by the directors in one or more series, and the directors may, from time to time, by resolution passed:
(a)	alter the Notice of Articles of the Company to fix the number of shares in, and to determine the designation of the shares of, each series; and

(b)	alter the Notice of Articles or the Articles of the Company to create, define and attach special rights and restrictions to the shares of each series, subject to the special rights and restrictions attached to the shares of the Class, including without in any way limiting or restricting the generality of the foregoing, the following:
(i)	the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(ii)	whether such dividends are cumulative, partly cumulative or noncumulative;

(iii)	the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(iv)	if redeemable or purchasable, the redemption or purchase prices and the terms and conditions of redemption or purchase, with or without provision for sinking or similar funds;

(v)	any conversion, exchange or reclassification rights; and

(vi)	any other rights, privileges, restrictions and conditions not inconsistent with these provisions.
20.11	The Class C Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Class C Preferred Shares of every other series and be entitled to a preference over the Class A Common Shares, Class B Preferred Shares and any other class ranking junior to the Class C Preferred Shares. The Class C Preferred Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Class A Common Shares, the Class B Preferred Shares and the shares of any other class ranking junior to the Class C Preferred Shares, as may be fixed in accordance with Article 20.10.

20.12	The approval of the holders of Class C Preferred Shares as a class, as to any matters referred to in these provisions or required by law may be given as specified below:

(a)	any approval given by the holders of the Class C Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Class C Preferred Shares or by a resolution passed at a meeting of holders of Class C Preferred Shares duly called and held for such purpose upon not less than 21 days’ notice at which the holders of at least a majority of the outstanding Class C Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 75% of the votes cast at such meeting. If at any such meeting the holders of a majority of the outstanding Class C Preferred Shares are not present or represented by proxy within 30 minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of the meeting and not less than ten days’ written notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjournment meeting the holders of Class C Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 75% of the votes cast at such meeting shall constitute the approval of the holders of the Class C Preferred Shares; and

(b)	on every poll taken at any such meeting each holder of Class C Preferred Shares shall be entitled to one vote in respect of each Class C Preferred Share held. Subject to the foregoing, the formalities to be observed with respect to the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Business Corporations Act and the Articles of the Company with respect to meetings of shareholders.
20.13	Except as otherwise provided in the Business Corporations Act or these provisions, the holders of Class C Preferred Shares shall not, as such, be entitled to receive notice of, or attend or vote at, any meeting of the shareholders of the Company.
Class C Preferred Shares Series 1
20.14	Right to Dividends. The holders of record of the Class C Preferred Shares Series 1 shall be entitled to receive, in each fiscal year of the Corporation, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class C Preferred Shares Series 1. Such dividends shall be cumulative from the respective date of issue of each Class C Preferred Shares Series 1.

For greater certainty, it is hereby declared that (a) wherever it is used in this Section 20.14, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class C Preferred Shares Series 1, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued. However, the directors of the Corporation may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Corporation at the time such shares were issued.

All dividends declared on the Class C Preferred Shares Series 1 shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Corporation may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

The holders of Class C Preferred Shares Series 1 shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class C Preferred Shares Series 1, unless all dividends that have become payable on the Class C Preferred Shares Series 1 have been paid or set aside for payment.

20.15	Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class C Preferred Shares Series 1 shall be entitled to receive, in preference to the holders of any other class of shares of the Corporation, an amount equal to the Redemption Price (as defined below) for each Class C Preferred Shares Series 1 held and any accrued but unpaid dividends on such shares.

20.16	No Voting Right. The holders of Class C Preferred Shares Series 1 shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Corporation, unless the Corporation has failed to pay eight (8) semi-annual dividends on the Class C Preferred Shares Series 1, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class C Preferred Shares Series 1 Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Corporation, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class C Preferred Shares Series 1 shall entitle the holder thereof to one (1) vote.

20.17	Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class C Preferred Shares Series 1 then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class C Preferred Shares Series 1 of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class C Preferred Shares Series 1 Shares being redeemed. In the case of partial redemption, the Class C Preferred Shares Series 1 to be redeemed shall be selected pro rata among the holders of all Class C Preferred Shares Series 1 then outstanding, except that, with the consent of all the holders of Class C Preferred Shares Series 1, the shares to be redeemed may be selected in another manner.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class C Preferred Shares Series 1, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class C Preferred Shares Series 1. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class C Preferred Shares Series 1 called for redemption is deposited with the Corporation’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class C Preferred Shares Series 1 shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class C Preferred Shares Series 1 being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

20.18	Retraction Right. Each holder of Class C Preferred Shares Series 1 shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Corporation, to require the Corporation to redeem all or part of such holder’s Class C Preferred Shares Series 1 for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class C Preferred Shares Series 1 of the certificates representing the number of Class C Preferred Shares Series 1 to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class C Preferred Shares Series 1 shall be considered redeemed, and the Corporation shall pay to such holder of Class C Preferred Shares Series 1 the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Corporation is unable to pay the Redemption Price of the Class C Preferred Shares Series 1 on the Retraction Date, it shall forthwith give the holder of Class C Preferred Shares Series 1 written notice thereof.

20.19	Redemption Price.
(a)	Redemption Price
The “Redemption Price “ of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class C Preferred Shares Series 1 share, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class C Preferred Shares Series 1 share was issued exceeds the total of:
(i)	the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class C Preferred Shares Series 1 Shares; and

(ii)	the fair market value of any property, other than a Class C Preferred Shares Series 1 share, given by the Corporation in payment of such consideration.
(b)	Determination of Fair Market Value of the Consideration
Upon issuance of the Class C Preferred Shares Series 1 shares, the Corporation and each subscriber of Class C Preferred Shares Series 1 Share shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class C Preferred Shares Series 1 shares are issued.
(c)	Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class C Preferred Shares Series 1 shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class C Preferred Shares Series 1 shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class C Preferred Shares Series 1 shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class C Preferred Shares Series 1 Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Price provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class C Preferred Shares Series 1 shares, in connection with a redemption, retraction or purchase of Class C Preferred Shares Series 1 Shares, a sum for the Class C Preferred Shares Series 1 Shares that differs from the adjusted Redemption Price, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Price. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class C Preferred Shares Series 1 Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Price.
                                               -End of Share Capital-